                                                                  Exhibit (c)(4)

                              STOCKHOLDER AGREEMENT

         AGREEMENT, dated September 1, 1999, among IFS Americas, Inc., a Delaware corporation ("Parent"), IFS Acquisition, Inc., a Wisconsin corporation and a wholly-owned subsidiary of Parent (the "Purchaser"), and Thomas M. Dykstra (the "Stockholder").

                                   WITNESSETH:

         WHEREAS, concurrently with the execution and delivery of this Agreement, Parent, the Purchaser and Effective Management Systems, Inc., a Wisconsin corporation (the "Company"), have entered into an Agreement and Plan of Merger (as such agreement may hereafter be amended from time to time, the "Merger Agreement"), pursuant to which the Purchaser will be merged with and into the Company (the "Merger"); and

         WHEREAS, in furtherance of the Merger, Parent and the Company desire that as soon as practicable (and not later than five business days) after the announcement of the execution of the Merger Agreement, the Purchaser shall commence a cash tender offer (the "Offer") to purchase at the Offer Price all outstanding shares of Common Stock (each as defined in Section 1 hereof), including all of the Securities (as defined in Section 2 hereof) beneficially owned by the Stockholder; and

         WHEREAS, as an inducement and a condition to entering into the Merger Agreement, Parent has required that the Stockholder agree, and the Stockholder has agreed, to enter into this Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

         1. Definitions. For purposes of this Agreement:

                  (a) "Beneficially Owned" or "Beneficial Ownership" with respect to any securities shall mean having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), including pursuant to any agreement, arrangement or understanding, whether or not in writing. Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a Person (as hereinafter defined) shall include securities Beneficially Owned by all other Persons with whom such Person would constitute a "group" within the meaning of Section 13(d)(3) of the Exchange Act.

                  (b) "Common Stock" shall mean the Common Stock, $.01 par value per share, of the Company.

                  (c) "Offer Price" shall mean cash in the amount of $4.50 per share of Common Stock or, if greater, the price per share paid by the Purchaser in the Offer.

                  (d) "Person" shall mean an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

                  (e) Capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Merger Agreement.

         2. Tender of Shares.

                  (a) In order to induce Parent and the Purchaser to enter into the Merger Agreement, the Stockholder hereby agrees to validly tender (or cause the record owner of such shares to validly tender), and not to withdraw, pursuant to and in accordance with the terms of the Offer, not later than the tenth business day after commencement of the Offer pursuant to Section 1.01 of the Merger Agreement and Rule 14d-2 under the Exchange Act, the number of shares of Common Stock set forth opposite the Stockholder's name on Schedule I hereto (the "Existing Securities," and together with any shares of Common Stock acquired by the Stockholder in any capacity after the date hereof and prior to the termination of this Agreement by means of purchase, dividend, distribution, exercise of options or other rights to acquire Common Stock or in any other way, the "Securities"), all of which are Beneficially Owned by the Stockholder. The Stockholder hereby acknowledges and agrees that Parent's and the Purchaser's obligation to accept for payment and pay for the Securities in the Offer, including the Securities Beneficially Owned by the Stockholder, is subject to the terms and conditions of the Offer.

                  (b) The Stockholder hereby permits Parent and the Purchaser to publish and disclose in the Offer Documents and, if approval of the Company's stockholders is required under applicable law, the Proxy Statement (including all documents and schedules filed with the SEC) its identity and ownership of the Securities and the nature of its commitments, arrangements and understandings under this Agreement; provided that the Stockholder shall have a right to review and comment on such disclosure a reasonable time before it is publicly disclosed.

         3. Additional Agreements.

                  (a) No Inconsistent Arrangements. Except as necessary to exercise Stockholder's fiduciary duties as a director of the Company with respect to a Superior Proposal, the Stockholder hereby covenants and agrees that, except as contemplated by this Agreement and the Merger Agreement, it shall not (i) transfer (which term shall include, without limitation, any sale, gift, pledge (other than a pledge which does not impair the Stockholder's ability to perform under this Agreement) or other disposition), or consent to any transfer of, any or all of the Securities or any interest therein, (ii) enter into any contract, option or other agreement or understanding with respect to any transfer of any or all of the Securities or any interest therein, (iii) grant any proxy, power-of-attorney or other authorization in or with respect to the Securities, (iv) deposit the Securities into a voting trust or enter into a voting agreement or arrangement with respect to the Securities or (v) take any other action that would in any way restrict, limit or interfere with the performance of its obligations hereunder or the transactions contemplated hereby or by the Merger Agreement or the Stock Option Agreement.

                  (b) No Solicitation. The Stockholder hereby agrees, in the capacity as a stockholder of the Company, that neither the Stockholder nor any affiliates, representatives or agents shall (and, if the Stockholder is a corporation, partnership, trust or other entity, the Stockholder shall cause its officers, directors, partners, and employees, representatives and agents, including, but not limited to, investment bankers, attorneys and accountants, not to), directly or indirectly, encourage, solicit, participate in or initiate discussions or negotiations with, or provide any information to, any corporation, partnership, person or other entity or group (other than Parent, the Purchaser or any of their respective affiliates or representatives) concerning any proposal relating to an Acquisition Transaction. The Stockholder shall notify the Parent and the Purchaser no later than 24 hours after receipt by the Stockholder (or its advisors), of any proposal with respect to an Acquisition Transaction or any request for non-public information in connection with a proposed Acquisition Transaction or for access to the properties, books or records of the Company by any person or entity that informs the Company that it is considering making, or has made, an Acquisition Transaction (as defined in Section 6.07 of the Merger Agreement). Such notice to the Parent and Purchaser shall be made orally and in writing and shall indicate in reasonable detail the identity of the person making the Acquisition Proposal (as defined in Section
6.07 of the Merger Agreement) and the terms and conditions of such proposal, inquiry or contact. Any action taken by the Company or any member of the Board of Directors of the Company in accordance with Section 6.07 of the Merger Agreement shall be deemed not to violate this Section 3(b).

                  (c) Reasonable Efforts. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate and make effective the transactions contemplated by this Agreement. Each party shall promptly consult with the other and provide any necessary information and material with respect to all filings made by such party with any Governmental Entity in connection with this Agreement and the transactions contemplated hereby.

                  (d) Waiver of Appraisal Rights. The Stockholder hereby waives any rights of appraisal or rights to dissent from the Merger that it may have.

         4. Representations and Warranties of the Stockholder. The Stockholder hereby represents and warrants to Parent and the Purchaser as follows:

                  (a) Ownership of Securities. The Stockholder is the record and Beneficial Owner of the Existing Securities, as set forth on Schedule I. On the date hereof, the Existing Securities constitute all of the Securities owned of record or Beneficially Owned by the Stockholder. Except as set forth on Schedule I, the Stockholder has sole voting power and sole power to issue instructions with respect to the matters set forth in Sections 2 and 3 hereof, sole power of disposition, sole power to demand appraisal rights and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Existing Securities with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement.

                  (b) Power; Binding Agreement. The Stockholder has the power and authority to enter into and perform all of the Stockholder's obligations under this Agreement. The execution, delivery and performance of this Agreement by the Stockholder will not violate any other agreement to which the Stockholder is a party including, without limitation, any voting agreement, proxy arrangement, pledge agreement, stockholders agreement or voting trust. This Agreement has been duly and validly executed and delivered by the Stockholder and constitutes a valid and binding agreement of the Stockholder, enforceable against the Stockholder in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors' rights generally and (ii) is subject to general principles of equity. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which the Stockholder is a trustee, or any party to any other agreement or arrangement, whose consent is required for the execution and delivery of this Agreement or the consummation by the Stockholder of the transactions contemplated hereby.

                  (c) No Conflicts. Except for filings under the HSR Act, other applicable Antitrust Laws and the Exchange Act (i) no filing with, and no permit, authorization, consent or approval of, any Governmental Entity is necessary for the execution and delivery of this Agreement by the Stockholder, the consummation by the Stockholder of the transactions contemplated hereby and the compliance by the Stockholder with the provisions hereof and (ii) none of the execution and delivery of this Agreement by the Stockholder, the consummation by the Stockholder of the transactions contemplated hereby or compliance by the Stockholder with any of the provisions hereof, except in cases in which any conflict, breach, default or violation described below would not interfere with the ability of such Stockholder to perform such Stockholder's obligations hereunder, shall (A) conflict with or result in any breach of any organizational documents applicable to the Stockholder, (B) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, modification or acceleration) under, any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which the Stockholder is a party or by which the Stockholder or any of its properties or assets may be bound, or (C) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to the Stockholder or any of such Stockholder's properties or assets.

                  (d) No Liens. Except as permitted by this Agreement, the Existing Securities and the certificates representing such securities are now, and at all times during the term hereof will be, held by the Stockholder, or by a nominee or custodian for the benefit of the Stockholder, free and clear of all Liens, proxies, voting trusts or agreements, understandings or arrangements or any other rights whatsoever, except for any such Liens or proxies arising hereunder.

                  (e) No Finder's Fees. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Stockholder.

                  (f) Reliance by Parent. The Stockholder understands and acknowledges that Parent is entering into, and causing the Purchaser to enter into, the Merger Agreement in reliance upon the Stockholder's execution and delivery of this Agreement.

         5. Representations and Warranties of Parent and the Purchaser. Each of Parent and the Purchaser hereby represents and warrants to the Stockholder as follows:

                  (a) Power; Binding Agreement. Parent and the Purchaser each has the corporate power and authority to enter into and perform all of its obligations under this Agreement. The execution, delivery and performance of this Agreement by each of Parent and the Purchaser will not violate any other agreement to which either of them is a party. This Agreement has been duly and validly executed and delivered by each of Parent and the Purchaser and constitutes a valid and binding agreement of each of Parent and the Purchaser, enforceable against each of Parent and the Purchaser in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors' rights generally and (ii) is subject to general principles of equity.

                  (b) No Conflicts. Except for filings under the HSR Act, other applicable Antitrust Laws and the Exchange Act, (i) no filing with, and no permit, authorization, consent or approval of, any Governmental Entity is necessary for the execution of this Agreement by each of Parent and the Purchaser, the consummation by each of Parent and the Purchaser of the transactions contemplated hereby and the compliance by Parent and the Purchaser with the provisions hereof and (ii) none of the execution and delivery of this Agreement by each of Parent and the Purchaser, the consummation by each of Parent and the Purchaser of the transactions contemplated hereby or compliance by each of Parent and the Purchaser with any of the provisions hereof, except in cases in which any conflict, breach, default or violation described below would not interfere with the ability of Parent or the Purchaser to perform their respective obligations hereunder, shall (A) conflict with or result in any breach of any organizational documents applicable to either of Parent or the Purchaser, (B) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, modification or acceleration) under, any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which either of Parent or the Purchaser is a party or by which either of Parent or the Purchaser or any of their properties or assets may be bound, or (C) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to either of Parent or the Purchaser or any of their properties or assets.

         6. Further Assurances. From time to time, at the other party's request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further lawful action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

         7. Stop Transfer. The Stockholder shall not request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of the Securities, unless such transfer is made in compliance with this Agreement. In the event of a stock dividend or distribution, or any change in the Common Stock by reason of any stock dividend, split-up, recapitalization, combination, exchange of shares or the like, the term "Securities" shall refer to and include the Securities as well as all such stock dividends and distributions and any shares into which or for which any and all of the Securities may be changed or exchanged.

         8. Termination. The covenant and agreements contained herein with respect to the Securities shall terminate upon the earlier of (a) the Effective Time, (b) the first anniversary of the date hereof, or (c) the termination of the Merger Agreement pursuant to (i) Section 8.01(a), (ii) Section 8.01(b),
(iii) Section 8.01(c), (iv) by the Company pursuant to Section 8.01(d) thereof or (v) Section 8.01(e).

         9. No Limitation. Nothing in this Agreement shall be construed to prohibit the Stockholder who is a member of the Board of Directors of the Company from exercising his fiduciary duties as a member of such Board of Directors.

         10. Miscellaneous.

                  (a) Entire Agreement. This Agreement and the Merger Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

                  (b) Binding Agreement. This Agreement and the obligations hereunder shall attach to the Securities and shall be binding upon any person or entity to which legal or beneficial ownership of the Securities shall pass, whether by operation of law or otherwise, including, without limitation, the Stockholder's administrators or successors. Notwithstanding any transfer of Securities, the transferor shall remain liable for the performance of all obligations of the transferor under this Agreement.

                  (c) Assignment. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the Stockholder or Parent and the Purchaser, as the case may be, provided that Parent or the Purchaser may assign, in its respective sole discretion, its rights and obligations hereunder to any direct or indirect subsidiary of Parent, but no such assignment shall relieve Parent or the Purchaser of its obligations hereunder if such assignee does not perform such obligations.

                  (d) Amendments, Waivers, Etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by the parties hereto.

                  (e) Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if given) by hand delivery or telecopy (with a confirmation copy sent for next day delivery via courier service, such as Federal Express), or by any courier service, such as Federal Express, providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following addresses:

                  If to the Stockholder:

                           Thomas M. Dykstra
                           c/o Effective Management Systems, Inc.
                           1200 West Park Place
                           Milwaukee, Wisconsin 53224-3026
                           Telephone No.: (414) 359-9800
                           Telecopy No.: (414) 359-9011

                  Copy to:

                           Foley & Lardner
                           777 East Wisconsin Avenue
                           Milwaukee, Wisconsin 53202
                           Attention:       Phillip J. Hanrahan
                                            Jay O. Rothman
                           Telephone No.: (414) 271-2400
                           Telecopy No.: (414) 297-4900

                  If to Parent or the Purchaser:

                           IFS Americas, Inc.
                           1900 East Golf Road, Suite 900
                           Schaumburg, Illinois 60173
                           Attention: Terje Vangbo, Chief Executive Officer and
                                        President
                           Telephone No.: (847) 995-9600
                           Telecopy No.: (847) 995-9607

                  Copy to:

                           Streich Lang, PA
                           Two North Central Avenue
                           Phoenix, Arizona 85004
                           Attention:       Christian J. Hoffmann, III, Esq.
                           Telephone No.: (602) 229-5336
                           Telecopy No.: (602) 420-5008

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

                  (f) Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein. Notwithstanding anything to the contrary contained in this Agreement, neither Parent nor the Purchaser shall be deemed to be the owner, nor shall Parent or the Purchaser have the power to vote for the election of directors, with respect to some or all of the Securities for purposes of the WBC until the purchase of, and payment for, such Securities is actually consummated. The rights of Parent and the Purchaser hereunder shall be limited as provided in the preceding sentence.

                  (g) Specific Performance. Each of the parties hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

                  (h) Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

                  (i) No Waiver. The failure of any party hereto to exercise any rights, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

                  (j) No Third Party Beneficiaries. This Agreement is not intended to be for the benefit of, and shall not be enforceable by, any person or entity who or which is not a party hereto.

                  (k) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Wisconsin, without giving effect to the principles of conflicts of law thereof.

                  (l) Waiver of Jury Trial. Each party hereto hereby waives any right to a trial by jury in connection with any action, suit or proceeding brought in connection with this Agreement.

                  (m) Descriptive Headings. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

                  (n) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same agreement.

         IN WITNESS WHEREOF, Parent, the Purchaser and the Stockholder have caused this Agreement to be duly executed as of the day and year first above written.

                                        IFS AMERICAS, INC.



                                        By: /s/ Terje Vangbo
                                           ------------------------------------
                                        Name: Terje Vangbo
                                             ----------------------------------
                                        Its: President
                                            -----------------------------------


                                        IFS ACQUISITION, INC.



                                        By: /s/ Terje Vangbo
                                           ------------------------------------
                                        Name: Terje Vangbo
                                             ----------------------------------
                                        Its: President
                                            -----------------------------------



                                        STOCKHOLDER

                                        /s/ Thomas M. Dykstra
                                        ---------------------------------------
                                        THOMAS M. DYKSTRA

                                   SCHEDULE I


NAME OF STOCKHOLDER                                  NUMBER OF SHARES OF COMMON STOCK
                                                             BENEFICIALLY OWNED
Thomas M. Dykstra                                    - 410,000 shares owned through the
                                                     Thomas M. and Lorna J. Dykstra
                                                     Trust.  Mr. Dykstra has sole voting
                                                     and dispositive power with respect
                                                     to the shares held by the Trust.

                                                     - 150,000 shares owned through the
                                                     Dykstra Family Limited Partnership.
                                                     Mr. Dykstra is the sole managing
                                                     partner of the Partnership.  Mr.
                                                     Dykstra and his wife, Lorna J.
                                                     Dykstra, have voting and
                                                     dispositive power with respect to
                                                     the shares held by the Partnership.